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                                                                    EXHIBIT 10.7


                     RESTRICTED ACCOUNT SECURITY AGREEMENT


         This RESTRICTED ACCOUNT SECURITY AGREEMENT ("Agreement") is executed and delivered this 6th day of October, 1995, by and among RONALD S. HAFT, (the "Debtor"), and DART GROUP CORPORATION, a Delaware corporation, ("Dart" or the "Secured Party"), and SETTLEMENTCORP, a Maryland corporation ("Escrow Agent").


                                R E C I T A L S:

         A. As of the date hereof, Debtor is indebted to Dart for borrowed money in the outstanding principal amounts of THIRTY-SEVEN MILLION SEVEN HUNDRED FORTY THOUSAND ONE HUNDRED SIXTY-TWO DOLLARS ($37,740,162.00) (the "Loan") evidenced by that certain promissory note in such principal amount dated October 6, 1995 (the "Note"), which terms shall include all modifications, extensions, renewals, refinancing, amendments, substitutions and consolidations thereof now or hereafter executed.

         B. To further secure Debtor's performance under the Note and all other Loan Documents, as defined below, Debtor has agreed to deposit and maintain with the Escrow Agent the Account (defined below), which funds are to be disbursed as hereinafter provided and to grant Dart a first priority security interest in said funds as additional security for repayment of the Loans and the performance of all terms and conditions of the Loan Documents (the "Loan Obligations").

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Account" means Account No. 76709526 maintained by Escrow Agent in Escrow Agent's name as bailee for Dart and escrow agent for Dart and Debtor at The Riggs National Bank of Washington, D.C. ("Bank"), which is the restricted deposit account created and administered pursuant to this Agreement. "Account" shall include all funds and investment earnings thereon in the Account from time to time and all obligations owed to the depositor by Bank in respect of the Account.

                 "Cabot-Morgan" means Cabot Morgan Real Estate Company, a Delaware Corporation.
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                 "Collateral" shall have the meaning given in Section
         2.01.

                 "Default" or "Event of Default" means after the passing of any applicable notice and cure period as provided under the Note, any default or event of default hereunder or as defined or described in the Loan Documents.

                 "Loan" shall have the meaning given in Recital A. of this Agreement.

                 "Loan Documents" means this Agreement, the Note, and all of the other documents, agreements and instruments evidencing or securing the Loan, and all extensions, modifications, renewals, refinancing, amendments, substitutions and consolidations thereof now or hereafter entered into.

                 "Loan Obligations" shall have the meaning given in Recital B. of this Agreement.

                 "Major Event of Default" shall mean a default described in paragraphs 8.a, 8.b, 8.e or 8.f of the Note.

                 "Master Agreement" means that certain Master Real Estate Agreement as of even date herewith among Debtor, Dart and Cabot-Morgan.

                 "Non-affiliated Third Party" shall have the meaning given in
         Section 4.03.

                 "Note" shall have the meaning given in Recital A. of this Agreement.

                 "Obligations" shall have the meaning given in the Master Agreement.

                 "Other Collateral" shall have the meaning given in
         Section 6.02.

                 "RSH Obligor" shall have the meaning given in the Master Agreement.

                 "Settlement Documents" shall have the meaning given in the Master Agreement.

         Section 1.02. Other Definitional Provisions. References to "Sections," "subsections" and "Exhibits," shall be to Sections, subsections, and Exhibits, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations.





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                                   ARTICLE II

                               SECURITY INTEREST


         Section 2.01. Security Interest. As collateral security for the prompt payment and performance in full when due of the Loan Obligations (whether at stated maturity, by acceleration, or otherwise), the Debtor hereby grants to Dart a lien on and security interest in all of the Debtor's right, title, and interest in and to the Account and all proceeds and products of said Account, including, without limitation, all interest earned on the Account and all substitute collateral given pursuant to Section 4.02 of this Agreement (the "Collateral").


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Secured Party to enter into this Agreement, the Debtor represents and warrants to the Secured Party that:


         Section 3.01. Principal Place of Business. The residence and principal place of business of the Debtor, and the office where the Debtor keeps his books and records, are located in Washington, D.C.

                                   ARTICLE IV

                                   COVENANTS

         The Debtor covenants and agrees with the Secured Party that until the Loan Obligations are paid and performed in full:

         Section 4.01. Encumbrances. Subject to Section 4.03 of this Agreement, the Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral, and shall defend the Debtor's rights in the Collateral and the Secured Party's security interest in the Collateral against the claims and demands of all Persons. The Debtor shall do nothing to impair the rights of the Secured Party in the Collateral.

         Section 4.02. Account. On or before October 6, 1995, the Debtor shall deliver to Escrow Agent the sum of $20,000,000.00 in good funds, which funds shall be deposited in the Account, and Debtor shall have access to the funds in the Account solely for the purpose of making the disbursements set forth herein under the terms and conditions hereof. The Account shall contain no funds other than the $20,000,000.00 deposit and investment earnings on the Account. Without the prior written consent of Dart, Debtor may cause the Escrow Agent to disburse funds from the Account only for





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the purposes and only upon satisfaction of the conditions set forth in this
Agreement.

         Section 4.03. Withdrawals; Transfers. Debtor may from time to time cause Escrow Agent to withdraw or transfer funds from the Account for the following uses:

                 (a) provided that no Major Event of Default has occurred under the Loan Documents and is continuing, for new capital contributions made for the acquisition or preservation of equity interests in favor of Debtor in which a perfected security interest in favor of Secured Party can be created and effectively maintained, in one or more of the debtors in possession in the bankruptcy cases listed on Exhibit A hereto in implementation of plans of reorganization in such bankruptcy cases;

                 (b) provided that no Major Event of Default has occurred under the Loan Documents and is continuing, to make superpriority loans, directly by Debtor or indirectly through an entity controlled by Debtor, to one or more of the debtors in possession in the bankruptcy cases listed on Exhibit A hereto pursuant to 11 U.S.C. Section 364
         (d)(1);

                 (c) provided that no Major Event of Default has occurred under the Loan Documents and is continuing, for the purchase by Debtor, directly or through an entity controlled by Debtor, from First Union National Bank of Washington, D.C. and/or First Union National Bank of Maryland, N.A. ("First Union D.C.", "First Union Maryland", and together "First Union") of First Union's right, title and interest as holder in and to that certain Revolving Credit Note dated July 24,1994 made by Debtor and Herbert S. Haft in favor of First Union D.C. and First Union's right, title and interest as holder in and to that certain promissory note dated July 1, 1991 made by Debtor, Herbert S. Haft, Robert M. Haft, Gloria Haft and Linda Haft in favor of First Union Maryland, and in and to all loan documentation, collateral, security interests, judgments, liens (whether obtained by garnishment, attachment, judgment or otherwise), proofs of claim and any and all other rights of collection or enforcement relating thereto; or

                 (d) provided that no Default or Event of Default has occurred under the Loan Documents and is continuing, for the payment of consideration for the acquisition of property (real or personal, tangible or intangible, within the United States) from a person or entity who is not an affiliate or relative of Debtor, or in which Debtor or any affiliate or relative holds any beneficial interest (a "Non-affiliated Third Party"), in which such property (and its proceeds) a perfected security interest





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         or lien in favor of Secured Party can be created and effectively maintained;

provided however, that it shall be a condition of any such withdrawal or transfer that Secured Party has received a letter addressed to Dart from counsel to Debtor (which counsel shall be Latham & Watkins, or other nationally-recognized law firm reasonably acceptable to Dart (1) confirming to Dart that such withdrawal or transfer is for such permitted purpose, and (2) tendering written certification from Debtor that no Default or Event of Default (or, in the case of a use permitted by subsections 4.03 (a), (b) and (c), no Material Event of Default) has occurred and is continuing under the Loan Documents, and (3) further tendering documents fully executed by Debtor sufficient to create and effectively maintain, when held by Dart or when filed or recorded, without expense to or further action by Dart, in the requisite places (or, in Dart's sole and absolute discretion, upon the taking of such other steps as Dart may elect):

                 (i) in the case of a use permitted by subsection 4.03 (a), a perfected security interest in the equity interests to be acquired or preserved in the debtors in possession, and

                 (ii) in the case of a use permitted by subsection 4.03 (b), a perfected first-priority security interest in the debt instruments and all related loan documentation evidencing or supporting such superpriority loans, together with a perfected first-priority security interest in one hundred percent (100%) of the equity ownership interests in the entities or entities making such loans, and

                 (iii) in the case of a use permitted by subsection 4.03(c); a perfected first priority security interest in or lien on the property (and its proceeds) to be acquired from First Union D.C. and/or First Union Maryland and a first-priority perfected security interest in one hundred percent (100%) of the equity ownership interests in the acquiring entity if the acquisition is not by Debtor directly, and

                 (iv) in the case of a use permitted by subsection 4.03(d), a perfected security interest in or lien on the property (and its proceeds, including a collateral assignment of rents, issues and profits, if any) to be acquired from a Non-affiliated Third Party;

and provided further, that in the case of a use permitted under subsection (d) of this Section 4.03, Escrow Agent shall also have received written confirmation from Dart that Dart has determined, after consultation with its counsel and in the exercise of its reasonable discretion, that the value of the property to be acquired, and the proposed method for creating, documenting and





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maintaining a perfected security interest in favor of Dart is sufficient to preserve the value of the Collateral to Dart.

         Notwithstanding any applicable cure periods in any of the Loan Documents, upon the occurrence of a Default or Event of Default in any of the Loan Documents, Debtor shall no longer have any access to the funds in the Account and the funds in the Account shall be held by Escrow Agent subject to the further instructions of Secured Party and the provisions of Section 6.01 hereof, except that for so long as no Major Event of Default has occurred and is continuing Debtor may have access to the funds for the uses permitted by subsections 4.03 (a), (b) and (c) in accordance with the terms and conditions of Section 4.03. Debtor may request access to such funds, which access may be granted at the sole discretion of the Secured Party, provided, however, that upon cure by the Debtor access to the Account shall be restored.

         Section 4.04. Further Assurances. At any time and from time to time, upon the reasonable request of the Secured Party, and at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all such further instruments, agreements, and documents and take such further action as the Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.

         Section 4.05. Statements; Information. Escrow Agent and Debtor shall forward to Secured Party, within five (5) days of receipt of same, copies of all statements and enclosures received from Bank in connection with the Account, including, without limitation, copies of the monthly bank statements.

         Section 4.06. Notification. Escrow Agent and Debtor shall promptly notify the Secured Party of (a) any lien, encumbrance, or claim that has attached to or been made or asserted against any of the Collateral, (b) any material change in any of the Collateral, including, without limitation, any material damage to or loss of Collateral, and (c) the occurrence of any other event or condition that could have a material adverse effect on the Collateral or the security interest created hereunder.

         Section 4.07. Application of Earnings. Payments, interest, earnings, dividends, gain or other amounts accruing or paid on the Account funds or any investment thereof shall be attributable for federal, state and local income tax and other similar purpose to Debtor. All such amounts shall remain or be deposited in the Account and be held and applied in the manner set forth herein, except that Debtor may use such amounts, in Debtor's discretion, to pay to Dart accrued and unpaid debt service or outstanding principal on that certain Promissory Note dated of even date herewith made by Debtor in favor of Dart in the approximate initial principal amount of $11,621,276.00.

         Section 4.8. Modification of Account. Escrow Agent and Debtor shall not modify, alter or otherwise change the Account,





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including, without limitation, the style, account number or other designation without the prior written consent of Secured Party, which consent shall be given in Secured Party's sole discretion. Further, Escrow Agent and Debtor shall not be permitted to close the Account if any amount remains due and owing on the Loan or under the Loan Documents without the prior written consent of Secured Party, which consent shall be given in Secured Party's sole discretion.

         Section 4.9. Disbursements or Withdrawals by Escrow Agent. Upon Escrow Agent's receipt of the letters from counsel described in Section 4.03, together with all required certifications and documents (and, in the case of a use permitted by subsection 4.03 (d), the required written confirmation from
Dart), Escrow Agent shall disburse the funds as directed by the Debtor for the permitted uses.


                                   ARTICLE V

                          RIGHTS OF THE SECURED PARTY


         Section 5.01. Power of Attorney. The Debtor hereby irrevocably constitutes and appoints the Secured Party, and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Debtor or in its own name, to take after the occurrence and during the continuance of a Default or Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which the Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement relating to the Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Secured Party nor any person designated by the Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on the Secured Party solely to protect, preserve, maintain, and realize upon its security interest in the Collateral.

         Section 5.02.  Assignment by the Secured Party.   Dart may not assign
its rights and obligations under this Agreement without the prior written consent of the Debtor to the assignment of the Note. In the event that such consent is given, the assignee of the Note shall, upon such assignment, become vested with all the benefits of this Agreement unless otherwise provided by Dart.





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         Section 5.03.  Performance by the Secured Party.  If the Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Secured Party may perform or attempt to perform such covenant or agreement on behalf of the Debtor. In such event, the Debtor shall, at the request of the Secured Party, promptly pay any amount expended by the Secured Party in connection with such performance or attempted performance to the Secured Party, together with interest thereon at the rate of interest applicable under the appropriate Loan Documents, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Secured Party shall not have any liability or responsibility for the performance of any obligation of the Debtor under this Agreement.


                                   ARTICLE VI

                                    DEFAULT

         Section 6.01. Rights and Remedies. If a Default or Event of Default shall have occurred and be continuing, the Secured Party shall have the following rights and remedies with respect to the Collateral: (i) Debtor and/or Escrow Agent shall have no right to disburse any funds from the Account (except for a use permitted under subsections 4.03 (a), (b) and (c) in accordance with the terms and conditions of Section 4.03 so long as no Material Event of Default under the Loan Documents has occurred and is continuing), (ii) subject to Section 6.02, Secured Party shall have the rights and remedies set forth in the Loan Documents, (iii) subject to 6.02, Secured Party shall have the right, without prior notice to Debtor, to direct Escrow Agent from time to time to disburse all or any portion of the amounts then held in the Account to the order of Secured Party, as Secured Party directs Escrow Agent, and (iv) subject to Section 6.02, Secured Party may liquidate all investments of such funds in the Account and pay the proceeds thereof to Secured Party for application against amounts due and payable with respect to the Loans.

         Section 6.02.  Initial Recourse to Other Collateral.

         (a) Subject to subsection 6.02(b) of this Agreement, Dart hereby agrees that upon the occurrence of any Event of Default (other than an Event of Default under paragraphs 8.e and f. of the Note), Dart will attempt to satisfy the Loan Obligations from other collateral ("Other Collateral") granted under the Settlement Documents for the Loan Obligations prior to foreclosing Dart's security interest or lien in the Collateral. In the event that Dart is "prevented from enforcing" (as defined below) any rights or remedies with respect to the Other Collateral or, after enforcing such rights and remedies, any Loan Obligations remain unpaid (without regard to any principal of marshalling of collateral), then Dart shall be entitled to foreclose on its security interests in and liens on the Collateral.





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         (b)  For purposes of subsection 6.02(a), "prevented from enforcing"
shall mean (i) the filing of any claim or commencement of any proceeding by Debtor or any RSH Obligor asserting a defense to any Obligation or to the enforcement of any right or remedy granted under the Settlement Documents with respect the Obligations, (ii) the filing of any claim or commencement of any proceeding by any other person (including any entity) (A) seeking to prevent the enforcement of any right or remedy granted under the Settlement Documents with respect to the Obligations or (B) asserting any claim or interest in any of the Other Collateral, including the commencement of any bankruptcy, insolvency or other creditor's proceeding described as an Event of Default under paragraphs 8.e and f. of the Note, or (iii) the failure of Dart and/or Cabot-Morgan to sell or otherwise dispose of, for cash, any of the Other Collateral within six months after Dart or Cabot-Morgan has commenced a private or public sale of the Other Collateral pursuant to the terms of the Settlement Documents pursuant to which a security interest or lien has been granted (whether as a consequence of the auction or other sale proceeding failing to result in bids for unsold Other Collateral or the failure of a successful bidder in any such proceeding to perform under such bid or otherwise). This
Section 6.02 shall not impose upon Dart any other duties with respect to the custody or disposition of any Other Collateral other than as and to the extent provided in the Settlement Documents pursuant to which a security interest or lien is granted in such Other Collateral. In the event Debtor shall become a "debtor" in any case under 11 U.S.C. Section 101 et seq. of the United States Code, as amended from time to time, or any successor statute, the provisions of this Section 6.02 shall cease to be in effect and Dart shall be entitled to assert and prove any claim against Debtor and the Collateral to the full extent of the Loan Obligations without any limitation.



                                  ARTICLE VII

                                 SETTLEMENTCORP

         Section 7.01. Appointment of Escrow Agent. Secured Party hereby appoints Settlement Corp. as bailee for Dart and escrow agent for Secured Party and Debtor for the purposes of perfecting and maintaining Secured Party's security interest in the Account.

         Section 7.02. Investment of Funds. Escrow Agent shall invest the funds in the Account initially a money market account at the Bank, and thereafter in United States Government securities having such maturities (or maturity profiles) as Debtor may from time to time direct. All investment earnings shall be retained in the Account subject to the terms of the Agreement.

         Section 7.03. Indemnification of Escrow Agent. The Debtor hereby agrees to indemnify Escrow Agent for, and to hold Escrow Agent harmless against, any loss, liability or expense incurred without willful misconduct or negligence on the part of Escrow





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Agent arising out of or in connection with entering into this Agreement and carrying out Escrow Agent's duties hereunder, including the costs and expenses of defending itself against any such claim or liability, including reasonable attorneys' fees.

         Section 7.04. Liability of Escrow Agent. Escrow Agent will incur no liability whatever in connection with its duties hereunder except for willful misconduct or negligence so long as it acts in good faith. Escrow Agent may rely on any certificate, statement, request, consent, agreement or other instrument which it believes to be genuine and to have been signed or presented by a proper person or persons. Escrow Agent will not be bound by any modification of this Agreement unless in writing and signed by the parties hereto. In the event Escrow Agent becomes uncertain as to its duties or rights hereunder or receives instructions from any other party hereto with respect to the Account which, in its opinion, are in conflict with any provision of this Agreement, it will be entitled to refrain from taking any action other than to keep the Account safe until it is directed otherwise in writing by Secured Party and the Debtor or by an order, judgment or decree of a court of competent jurisdiction, to which order, judgment or decree all rights of appeal have expired or been waived.

         Section 7.05. Resignation. Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving no less than twenty (20) days prior written notice of resignation to Secured Party and Debtor. Escrow Agent will thereafter have no further obligation hereunder except to deliver the Account funds, and any property held by it pursuant to this Agreement to either a successor escrow agent designated by the Secured Party and Debtor or to the Secured Party and Debtor, and to render the accounting required by Section 7.07 hereof. Upon receipt of the funds in the Account and any other property, the successor to Escrow Agent will thereupon be bound by the provisions hereof as if named herein.

         Section 7.06. Termination of Appointment of Escrow Agent. The Secured Party and/or Debtor (with Secured Party's written consent) may terminate the appointment of Escrow Agent hereunder by notifying Escrow Agent, specifying the date such termination will take effect. In the event of such termination or resignation pursuant to Section 7.05, the Debtor and Secured Party will appoint a successor within twenty (20) days of such notice and Escrow Agent will turn over and deliver to its successor all of the funds in the Account and all property held by it pursuant to this Agreement and render the accounting required by Section 7.07 hereof. Upon receipt of the funds in such Account and any other property, the successor to Escrow Agent will thereupon be bound by the provisions hereof as fully as if named herein.

         Section 7.07. Accounting. In the event of the resignation or termination of Escrow Agent or upon termination of this Agreement, Escrow Agent will render to the Debtor, the Secured Party and to the successor escrow agent, if any, an accounting in writing of the





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funds in the Account and all other property held by it pursuant to this
Agreement and all distributions therefrom.

         Section 7.08. Fees and Expenses. Debtor will pay or reimburse Escrow Agent on request for all expenses, disbursements and advances (including without limitation brokerage commissions and reasonable attorneys' fees, except for attorneys' fees relating to matters for which Escrow Agent is determined to be liable under Section 7.03 hereof) incurred or made by it in connection with carrying out its duties hereunder.

         Section 7.09. Benefit of Secured Party. Escrow Agent holds the Account for the benefit of Secured Party as bailee for Secured Party and escrow agent for Secured Party and Debtor, and for the purpose of perfection of Secured Party's security interest therein, and Escrow Agent shall be an agent of the Secured Party for such perfection.

         Section 7.10. Right of Setoff. Escrow Agent does not have nor shall it have any rights of setoff with respect to the Account, any such rights being hereby expressly waived.

         Section 7.11. Representative of Dart. The duly authorized representative of Dart for purposes of receiving funds from the Escrow Agent, giving consents or instructions to the Escrow Agent, and for all other purposes under this Agreement, shall be Robert A. Marmon, Treasurer and Chief Financial Officer (or his duly appointed successor).


                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.01. No Waiver; Cumulative Remedies. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 8.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Escrow Agent, Debtor, and Dart and their respective heirs, successors, and assigns, except that neither Debtor nor Dart may assign any of its rights or obligations under this Agreement without the prior written consent of the other.

         Section 8.03. AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER WRITTEN AGREEMENTS EXECUTED IN CONNECTION WITH THE LOAN OBLIGATIONS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE





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PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

         Section 8.04. Notices. All notices and other communications provided for in this Agreement shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail, return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 8.05. Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia and the applicable laws of the United States of America. Any action or proceeding against the Debtor under or in connection with this Agreement or any other Loan Document may, without limiting any other choice of venue or jurisdiction, be brought in any local or federal court in the District of Columbia. The Debtor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection he may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. The Debtor agrees that service of process upon him may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.04 of this Agreement. Nothing in this Agreement or any other Loan Document shall affect the right of the Secured Party to serve process in any other manner permitted by law or shall limit the right of the Secured Party to bring any action or proceeding against the Debtor or with respect to any of his property in courts in other jurisdictions. Any action or proceeding by the Debtor against the Secured Party shall be brought only in a court located in the District of Columbia.

         Section 8.06. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 8.07. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Secured

Party shall affect the representations and warranties or the right of the Secured Party to rely upon them.

         Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.09. No Joint Venture or Partnership. Nothing contained in this Agreement or in any of the other Loan Documents and no other aspect of the relationship between Debtor and Secured Party shall be construed as creating a partnership, joint venture, or other relationship of or between Debtor and Secured Party other than the lending relationship of lender and borrower. In no event shall Secured Party be held liable for any of the debts, obligations, losses, or liabilities of Debtor.

         Section 8.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.11. Construction. The Debtor and the Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtor and the Secured Party.

         Section 8.12. Termination.

         (a) If all of the Loan Obligations shall have been paid and performed in full and all commitments of the Secured Party to the Debtor shall have expired or terminated, the Secured Party shall, upon the written request of the Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release and termination of the security interests or liens created by this Agreement. Debtor shall provide an executed copy of such instrument or instruments to Escrow Agent.

         (b) Provided that there exist no Defaults or Events of Default under any of the Loan Documents, the restrictions on the Debtor's access to the Account will terminate, and the security interests or liens created by (and only by) this Agreement shall be released, upon the later of the first anniversary of this Agreement or the final resolution of all actions, if any, that are filed by any person or entity within sixty (60) days after the date of this Agreement seeking to preliminarily enjoin, rescind or obtain other equitable relief with respect to that certain Settlement Agreement by and between Debtor and Dart dated of even date with this Agreement.

         (c) At such time that the total outstanding balance on the Note, inclusive of all accrued and unpaid interest thereon and all accrued and unpaid costs and other charges, if any, owing under the terms thereof, decreases below Twenty Million Dollars ($20,000,000.00), Debtor and Secured Party shall given written notice thereof to Escrow Agent. Thereafter, provided that no Default or Event of Default has occurred and is continuing, Debtor shall be entitled to withdraw from the Account, on a dollar-for-dollar basis, the amount by which such outstanding balance has been reduced below $20,000,000.00, and to use such withdrawn funds as Debtor elects in his sole and absolute discretion, free and clear of any encumbrance, lien or security interest of Secured Party, provided however that such withdrawals shall be in increments of at least One Thousand Dollars ($1,000.00), and Debtor shall give Escrow Agent and Dart at least five
(5) business days prior written notice of each such withdrawal.

         Section 8.13. Time. Time is of the essence of this Agreement and of each and every term, covenant and condition herein.

         Section 8.14. No Third Party Beneficiary Rights Created. Debtor and Secured Party expressly declare that it is their joint and mutual intention that this Agreement and the transactions contemplated hereby shall not be construed as creating a third party beneficiary contract, and this Agreement shall not be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Debtor and Secured Party, and their respective (to the extent permitted) successor and assigns.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


ADDRESSES FOR NOTICES:                                      DEBTOR:
                                                            -------

TO DEBTOR:
                                                            /s/ Ronald S. Haft
Ronald S. Haft                                              --------------------------
2435 California Street                                      Ronald S. Haft
Washington, D.C. 20008
(Telecopy No.: 202/234-9222)

with a copy to:

Stuart M. Grant, Esq.
Blank, Rome, Comisky & McCauley
1220 Market Street
8th Floor
Wilmington, Delaware 19801
(Telecopy No.: 302/425-6464)

                                                            SECURED PARTY:
                                                            --------------

TO DART:                                                    DART GROUP CORPORATION, a
                                                            Delaware corporation
Dart Group Corporation
Attn:  Chief Financial Officer
3300 75th Avenue                                            By: /s/ Robert A. Marmon
                                                               -----------------------------
Landover, Maryland  20785                                        Robert A. Marmon
(Telecopy No.: 301/733-2707)                                     Treasurer and Chief
                                                                   Financial Officer


with a copy to:

Stephen J. Brogan, Esq.
Jones, Day, Reavis & Pogue
1450 G Street N.W.
Washington, D.C.  20005
(Telecopy No.: 202/737-2832)


                                                            ESCROW AGENT:
                                                            -------------

TO SETTLEMENTCORP                                           SETTLEMENTCORP, a
                                                            Maryland corporation
SETTLEMENTCORP
5301 Wisconsin Avenue, N.W.                                 By:/s/ Todd S. Deckelbaum
Suite 710                                                      -----------------------------
Washington, D.C.                                               Todd S. Deckelbaum
(Telecopy No.: 202/537-1899                                    Vice President

                                                                       EXHIBIT A


                                BANKRUPTCY CASES


1.               In re: Haft Equities-Bladen Limited Partnership, Case No.
                 95-1-3093-DK (Chapter 11).

2.               In re: Combined Properties Incorporated, Case No. 95-1-3094-DK
                 (Chapter 11).

3. In re: Combined Properties/Ontario Limited Partnership, Case No. 95-1-3095-DK (Chapter 11).

4.               In re:  Haft/Equities-Rose Hill Limited Partnership, Case No.
                 95-1-3096-DK (Chapter 11).

5. In re: Haft/Equities-Sully Plaza Limited Partnership, Case No. 95-1-3097-DK (Chapter 11).

6. In re: Combined Properties/Reseda Associates Limited Partnership, Case No. 95-1-3098-DK (Chapter 11).

7.               In re:  Trak Chicago Limited Partnership I, Case No.
                 95-1-3099-DK (Chapter 11).

8. In re: Combined Properties/Silver Hill Limited Partnership, Case No. 95-1-3100-DK (Chapter 11).

9. In re: Charles County Associates Limited Partnership, Case No. 95-1-3101-DK (Chapter 11).

10.              In re:  Penn-Daw Associates Limited Partnership, Case No.
                 95-1-3102-DK (Chapter 11).

11. In re: Seventy-Fifth Avenue Associates Limited Partnership, Case No. 95-1-3103 (Chapter 11).

12.              In re:  1751 Columbia Road Limited Partnership, Case No.
                 95-1-3104-DK (Chapter 11).

13.              In re:  Combined Properties Limited Partnership, Case No.
                 95-1-3122-DK (Chapter 11).

14. In re: Rock Creek Village Associates Limited Partnership, Case No. 95-1-3123-DK (Chapter 11).

15.              In re:  Sugarland Plaza Limited Partnership, Case No.
                 95-1-4225-DK (Chapter 11).





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